EXHIBIT 99.1


Contact:    Paul Coghlan                              5:00 EDT
            Vice President, Finance                   Tuesday, October 12, 2004
            (408) 432-1900                            US1


LINEAR TECHNOLOGY REPORTS INCREASED SALES AND PROFITS OVER BOTH THE PRIOR YEAR AND THE PRIOR QUARTER


         Milpitas, California, October 12, 2004, Linear Technology Corporation (NASDAQ-LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today announced that net sales for its first quarter ended September 26, 2004, were $253,028,000, an increase of 45% over net sales of $174,077,000 for the first quarter of the previous year. The Company also reported net income for the quarter of $103,476,000 or $0.33 diluted earnings per share, an increase of 49% from $69,471,000 or $0.22 diluted earnings per share reported for the first quarter of last year. During the quarter, the Company's cash and short-term investments increased by $48.1 million, net of spending $54.6 million to purchase 1,500,000 shares of common stock. A cash dividend of $0.08 per share will be paid on November 10, 2004 to stockholders of record on October 22, 2004.

         According to Robert H. Swanson, Chairman of the Board and CEO, "Sales grew 6% sequentially from the June quarter and we continued to be cash flow positive and strongly profitable as evidenced by our 41% return on sales. However, during the quarter bookings softened moderately. End-demand appeared to ease as shipments from both our international and domestic distributors to their end customers decreased slightly. These changes were moderate. Therefore it is difficult to conclude whether these trends reflect mostly tightening of inventory in these various channels combined with minor seasonal end-demand reductions, or whether end-demand will soften more substantially in the coming quarter. Specific to Linear Technology, we presently view this tightening as temporary. Our ending on-hand inventory at distributors is lean; cancellations are still minimal; and, lead times have remained unchanged at 4 to 6 weeks.

         These are challenging times to forecast. Looking ahead to the December quarter, we expect continued cautiousness in the marketplace relative to inventory levels. However we expect end-demand to be relatively stable, with bookings increasing slightly over the quarter. Consequently we expect sales to be largely unchanged from the prior quarter with sequential revenues ranging from slightly down to flat."

         Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. In particular, the statements regarding the demand for our products, our customers' ordering patterns and the anticipated growth of our sales and profits are forward-looking statements. The forward-looking statements are dependent on certain risks and uncertainties, including such factors, among others, as the timing, volume and pricing of new orders received and shipped, the timely introduction of new processes and products, general conditions in the world economy and financial markets and other factors described in our 10-K for the fiscal year ended June 27, 2004.

         Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, October 13, 2004 at 8:30 a.m. Pacific Coast Time. Those investors wishing to listen in may call (913) 981-4902 before 8:15 a.m. to be included in the audience. There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com. A replay of the conference call will be available from October 13 through October 19, 2004. You may access this post view by calling
(719) 457-0820 and entering reservation # 835490. An archive of the webcast will also be available at www.linear.com and www.streetevents.com as of October 13, 2004 until the first quarter earnings release next year.

         Linear Technology Corporation was founded in 1981 as a manufacturer of high performance linear integrated circuits. Linear Technology products include high performance amplifiers, comparators, voltage references, monolithic filters, linear regulators, DC-DC converters, battery chargers, data converters, communications interface circuits, RF signal conditioning circuits, and many other analog functions. Applications for Linear Technology's high performance circuits include telecommunications, cellular telephones, networking products such as optical switches, notebook and desktop computers, computer peripherals, video/multimedia, industrial instrumentation, security monitoring devices, high-end consumer products such as digital cameras and MP3 players, complex medical devices, automotive electronics, factory automation, process control, and military and space systems.


         For  further  information  contact  Paul  Coghlan at Linear  Technology
Corporation,   1630  McCarthy  Blvd.,  Milpitas,  California  95035-7417,  (408)
432-1900.

                          LINEAR TECHNOLOGY CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)

                                                          Three Months Ended
                                                              (unaudited)

                                                   September 26,   September 28,
                                                        2004           2003
                                                      --------       --------

Net sales                                             $253,028       $174,077

Cost of sales                                           54,839         41,409
                                                      --------       --------

    Gross profit                                       198,189        132,668
                                                      --------       --------

Expenses:

    Research & development                              30,634         24,335

    Selling, general and administrative                 23,058         17,571
                                                      --------       --------

                                                        53,692         41,906
                                                      --------       --------

    Operating income                                   144,497         90,762

Interest income, net                                     5,468          7,085
                                                      --------       --------

Income before income taxes                             149,965         97,847

Provision for income taxes                              46,489         28,376
                                                      --------       --------

Net income                                            $103,476       $ 69,471
                                                      ========       ========

Earnings per share:

     Basic                                            $   0.34       $   0.22
                                                      ========       ========

     Diluted                                          $   0.33       $   0.22
                                                      ========       ========

Shares used in the calculation of
earnings per share:

     Basic                                             308,201        313,409
                                                      ========       ========

     Diluted                                           316,918        322,894
                                                      ========       ========

                          LINEAR TECHNOLOGY CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)


                                                  September 26,        June 27,
                                                      2004               2004
                                                   (unaudited)        (audited)
                                                   -----------      -----------
ASSETS

Current assets:
     Cash, cash equivalents and
        short-term investments                     $ 1,704,657      $ 1,656,540

     Accounts receivable, net of
        allowance for doubtful

        accounts of $1,762 ($1,762
        at June 27, 2004)                               91,629           79,142

     Inventories                                        31,418           32,704

     Deferred tax assets and other
        current assets                                  63,934           63,709
                                                   -----------      -----------

     Total current assets                            1,891,638        1,832,095
                                                   -----------      -----------

Property, plant & equipment, net                       206,395          201,080
Other non current assets                                53,113           54,528
                                                   -----------      -----------


Total assets                                       $ 2,151,146      $ 2,087,703
                                                   ===========      ===========



                                                   September 26,      June 27,
                                                       2004             2004
                                                   (unaudited)        (audited)
                                                   -----------      -----------

LIABILITIES & STOCKHOLDERS ' EQUITY

Current liabilities:
   Accounts payable                                $    15,161      $    14,410

   Accrued income taxes, payroll &
      other accrued liabilities                        160,916          146,342

   Deferred income on shipments
      to distributors                                   43,835           41,862
                                                   -----------      -----------

        Total current liabilities                      219,912          202,614
                                                   -----------      -----------

Deferred tax and other long-term
   liabilities                                          74,430           74,484

Stockholders' equity:


   Common stock                                        832,290          815,472

   Retained earnings                                 1,025,436          997,593
   Accumulated other comprehensive
      income                                              (922)          (2,460)
                                                   -----------      -----------
        Total stockholders' equity                   1,856,804        1,810,605
                                                   -----------      -----------
                                                   $ 2,151,146      $ 2,087,703
                                                   ===========      ===========